EXHIBIT 21.1


SUBSIDIARIES OF IOMEGA CORPORATION

Subsidiary Name                             Jurisdiction or Incorporation


    Iomega Europe GmbH                              Germany
    Iomega United Kingdom Ltd.                      Delaware
    Iomega Belgium Inc.                             Delaware
    Iomega Iberia Inc.                              Delaware
    Iomega France Inc.                              Delaware
    Iomega Canada Inc.                              Delaware
    Iomega Austria Inc.                             Delaware
    Iomega Scandinavia                              Delaware
    Iomega Pacific PTE Ltd                          Singapore
    Iomega Singapore Ltd                            Delaware
    Iomega (Bermuda) Ltd.                           Bermunda
    Iomega Australia PTY Ltd.                       Australia
    Iomega Overseas B.V.                            The Netherlands
    Iomega International SA                         Switzerland
    Iomega (Malaysia) SDN BHD                       Malaysia
    Iomega Japan Corporation                        Japan
    Iomega SARL                                     Switzerland